Exhibit 32


    CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
        OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS CREATED
           BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


	In connection with the Quarterly Report of United Security Bancshares, Inc. ("Bancshares") on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), R. Terry Phillips, Chief Executive Officer of Bancshares, and Robert Steen, Chief Financial Officer of Bancshares, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer's knowledge:

1.	The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly
presents, in all material respects, the financial condition and results of operations of the Bancshares.


Dated: August 13, 2003


/s/ R. Terry Phillips
R. Terry Phillips
President and Chief Executive Officer


/s/ Robert Steen
Robert Steen
Assistant Vice-President, Assistant Treasurer, and
Principal Accounting Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Bancshares, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section
906 has been provided to Bancshares and will be retained by Bancshares and furnished to the Securities and Exchange
Commission or its staff upon request.

	B-2
00911385.1